Exhibit 99.3
Date: 29 October 2009
Enova Systems, Inc.
Investec Bank (UK) Limited
Placing Agreement
Field Fisher Waterhouse LLP 35 Vine Street London EC3N 2AA

THIS AGREEMENT is made the 29th day of  October , 2009
BETWEEN:
(1)	ENOVA SYSTEMS, INC. (a corporation incorporated in California, USA with corporation no. CO775424) whose principal offices are at 1560 West 190th Street, Torrance, California 90501, USA (the “Company”);
(2)	INVESTEC BANK (UK) LIMITED whose registered office is at 2 Gresham Street, London EC2V 7QP, acting through its divisions Investec Investment Banking and Investec Securities (“Investec”).
BACKGROUND
(A)	On or about the date of this Agreement the Company has entered into a number of agreements with, inter alia, Special Situations Fund III QP, L.P., Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Shell Asset Management BV, G K Goh and Sustainable Asset Management A.G. or parties connected with it (the “US Investors”) in relation to the acquisition of, in aggregate, 8,774,960 Common Shares at US$1 per Common Share (the ‘US Placing’).

(B)	The Company intends to raise £827,000 from institutional investors through the Placing as described in this Agreement.

(C)	The Placing and US Placing are conditional on, inter alia, approval by the shareholders of the Company.
IT IS AGREED:
1.	Interpretation

1.1	In this Agreement the following words and expressions shall (save where the context otherwise requires) have the following meanings:

Expression	Meaning
“Admission”	means admission of the Placing Shares to trading on AIM becoming effective in accordance with the AIM Rules;

Expression	Meaning
“AIM”	means AIM, a market of the London Stock Exchange;

“AIM Rules”	means the AIM Rules for Companies published by the London Stock Exchange as amended from time to time;

“Board”	means the board of directors of the Company or a duly authorised committee thereof;

“Business Day”	means any day on which banks in the City of London are open for business;

“California Corporations Code”	means the California Corporations Code;

“Circular”	means the proxy statement to be filed with the SEC and delivered to shareholders of the Company containing notice of a general meeting in the form prescribed by the SEC;

“Common Shares”	means shares of common stock, no par value, in the capital of the Company;

“Company’s Solicitors”	means Reed Smith LLP of The Broadgate Tower, 20 Primrose Street, London EC2A 2RS;

“Conditions”	means the conditions set out in Clause 2.1;

“Directors”	means the Directors of the Company;

Expression	Meaning
“Distributor”	has the meaning set out in Regulation S;

“Environmental Laws”	means any existing United States of America, United Kingdom or European Community legislation or other laws having application to the operations of any company in the Group and in relation to environmental and health and safety matters, including without limitation, directives, regulations, ordinances, orders and notices, and including judicial and administrative interpretation of each of the foregoing;

“FSMA”	means the Financial Services and Markets Act 2000 (as amended) including any regulations made pursuant thereto;

“Group”	means the Company and its subsidiaries;

“Intellectual Property Rights”	means patents, registered designs, trade marks and service marks (whether registered or not), trade names, business names (including internet domain names), database rights, and all similar property rights including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programs, semi-conductor topographies, confidential information, know-how, trade secrets, business names, goodwill and the style of presentation of goods and services and in applications for the protection thereof;

“Nomad Agreement”	means the nominated adviser agreement (as amended) between the Company and Investec dated 19 July 2005;

“NYSE AMEX”	means the NYSE American Stock Exchange;

Expression	Meaning
“NYSE AMEX Rules”	means the rules and regulations applicable to a company whose shares are traded on the NYSE AMEX;

“PD Regulation”	means Regulation 809/2004 of the European Commission;

“Placees”	means persons procured by Investec to subscribe for the Placing Shares in accordance with the provisions of this Agreement who have each entered into Placing Letters prior to the entry by the parties into this Agreement;

“Placing”	means the placing of the Placing Shares by Investec as herein described;

“Placing Letters”	means the placing letters, in the agreed form, pursuant to which the Placees have irrevocably undertaken, conditionally upon the Conditions being satisfied or waived and this Agreement not being terminated, to acquire the number of Placing Shares set out therein;

“Placing Price”	means £0.625 per Placing Share;

“Placing Shares”	means the 1,323,200 new Common Shares proposed to be issued by the Company to Placees pursuant to the Placing;

“Presentation”	means the investor presentation prepared by the Company in connection with the Placing;

Expression	Meaning
“Press Announcement”	means the press announcement relating, inter alia, to the Placing in the agreed form;

“Purchase Agreements”	means the proposed agreements between the Company and each of the US Investors in substantially the form of Appendix A to this Agreement;

“Regulation S”	means Regulation S of the US Securities Act;

“Regulatory Information Service”	means a service approved by the London Stock Exchange for the distribution to the public of regulatory announcements in accordance with the AIM Rules;

“Reporting Issuer”	has the meaning set out in Regulation S;

“SEC”	means the US Securities and Exchange Commission;

“SEC Regulations”	means the rules and regulations of the SEC in so far as they apply to the Company;

“US”	means the United States of America;

“US Person”	has the meaning set out in Regulation S;

“US Securities Act”	means the US Securities Act of 1933 (as amended);

“VAT”	means United Kingdom value added tax;

Expression	Meaning
“Verification Notes”	means the verification notes in the agreed form incorporating the answers thereto confirming the accuracy of the information contained in the Presentation and the Press Announcement; and

“Warranties”	means the warranties set out in Clause 8 and Schedule 2.
1.2	References in this Agreement to Clauses and Schedules are to the Clauses and Schedules of this Agreement.

1.3	Any document stated to be “in agreed form” shall be in the form agreed by the Company and Investec and initialled on behalf of the Company and Investec for the purposes of identification.

1.4	Headings are included in this Agreement for convenience only and shall be disregarded in its interpretation.

1.5	In this Agreement the expressions “subsidiary undertaking” and “subsidiary” shall have the meanings given thereto in the Companies Act 2006.

1.6	A reference to a statute or statutory provision includes a reference:-
(a)	to that statute or provision as from time to time modified or re-enacted (but in the case of a modification or re-enactment effected after the date of Admission, only so far as it applies in relation to a period before Admission);

(b)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(c)	to any subordinate legislation made under the relevant statute.

2.	Conditions

2.1	The obligations of Investec under this Agreement are conditional upon:
(a)	an AIM application form in respect of the Placing Shares signed on behalf of the Company and all other documents to be submitted therewith having been delivered to the London Stock Exchange;

(b)	the passing of all necessary resolutions by the shareholders of the Company to permit the allotment and issue of the Placing Shares at the general shareholders meeting convened by the notice set out in the Circular;

(c)	the Company having complied in all material respects with its obligations under Clauses 3, 5 and 6 (to the extent that such obligations fall to be performed prior to Admission);

(d)	receipt by Investec of evidence to the reasonable satisfaction of Investec of the receipt by or on behalf of the Company of cleared funds amounting to not less than US$8,424,960 in respect of subscriptions for new Common Shares under the US Placing by no later than 4.00 p.m. London time on 14 December 2009 or such later date as the Company and Investec may reasonably agree, but in any event not later than 4.00 p.m. on 30 December 2009;

(e)	the delivery by the Company to Investec immediately prior to Admission of a certificate signed on behalf of the Company in the form set out in Schedule 3;

(f)	the Company having received written confirmation from NYSE AMEX that the Placing Shares will be issued on NYSE AMEX by not later than 4.00 p.m. on 14 December 2009 or such later date as the Company and Investec may reasonably agree, but in any event not later than 4.00 p.m. 30 December 2009; and

(g)	Admission having occurred not later than 8.00 a.m. on 15 December 2009 or such later date as the Company and Investec may reasonably agree, but in any event not later than 8.00 a.m. on 31 December 2009,
2.2	If, in the event that any of the Conditions is not fulfilled (or waived by Investec in its absolute discretion), as the case may be, by the time (if any) specified, the respective obligations of the parties in connection with this Agreement shall, ipso facto, cease and determine and except in relation to any prior breach of any provision of this Agreement, no party shall have any claim against any other party save that:
(a)	the Company shall promptly pay or reimburse to Investec such of the expenses, charges and disbursements referred to in Clause 7.3 which have been incurred by Investec on behalf of the Company together in each case with any applicable VAT; and

(b)	Clauses 1, 9, 10 (in respect of the indemnities only), 14, 16, 17, 18, 19, 20 and 21 shall remain in full force and effect.
2.3	The Company shall use its reasonable endeavours to ensure that the Conditions are satisfied in accordance with this Agreement and Investec shall provide such reasonable assistance in relation to the Company’s obligations as it may reasonably be expected to provide as nominated adviser to the Company.

3.	Delivery and Registration of Documents

3.1	Forthwith upon the execution of this Agreement by the parties the Company shall cause to be delivered to Investec the documents listed in Schedule 1 as soon as reasonably practicable after the same are produced, signed or despatched to shareholders (as the case may be).

3.2	The Company hereby authorises and requests Investec to deliver the Press Announcement to a Regulatory Information Service for release as appropriate.

3.3	The Company shall, from time to time, procure to be communicated or delivered to Investec all such information and documents (signed by the appropriate person where so required) as Investec may reasonably require to enable it to discharge its obligations hereunder and pursuant to the Placing or as may be required to comply with the requirements of the London Stock Exchange.

4.	Authority of Investec as Agent

The Company hereby irrevocably and unconditionally appoints Investec as its agent for the purposes of carrying out the Placing of the Placing Shares on the terms of this Agreement and confers on Investec all powers, authorities and discretions on behalf of the Company which are necessary for or reasonably incidental to the making of the Placing on the basis set out in this Agreement and in the Placing Letters and hereby agrees to ratify and confirm everything which Investec shall lawfully and properly do in the exercise of and in accordance with, such appointment, powers, authorities and discretions.

5.	Application for Admission

The Company confirms to Investec that the Company will formally apply to the London Stock Exchange for Admission. Each of the Company and Investec agrees and undertakes to execute or cause to be executed all such documents, to provide or cause to be provided all such information and to do or cause to be done everything required to be executed provided or done by them respectively, or necessary to comply with the requirements of, the London Stock Exchange for the purposes of, or in connection with, such application. Each of the Company and Investec agrees to use all reasonable endeavours to procure that Admission occurs not later than 8.00 am on 15 December 2009 (or such later date as may be reasonably agreed being a date not later than 8.00 am on 31 December 2009).
6.	The Placing

6.1	Investec relying on the covenants, undertakings, indemnities, and warranties contained in this Agreement, hereby undertakes, subject to the Conditions being satisfied, as agent for the Company,, on the terms set out in this Agreement and in the Placing Letters to use reasonable endeavours to procure subscribers for all the Placing Shares at the Placing Price.

6.2	Upon satisfaction of all the Conditions, other than that set out in Clause 2.1(g), the Company will allot pursuant to a resolution of the Board of Directors of the Company or a duly authorised committee thereof (and in a form reasonably acceptable to Investec), conditionally on the satisfaction of the Condition set out in Clause 2.1(g), the Placing Shares to the Placees in such number as is set out in each Placee’s Placing Letter. Such allotments will be made on the terms set out in this Agreement. The allotment of such Placing Shares shall become wholly unconditional immediately upon the satisfaction of the Condition set out in Clause 2.1(g).

6.3	Provided the Conditions are satisfied, the Company will duly register as holders of the Placing Shares those Placees who have duly paid in full their subscription amounts to Investec as agent for the Company and will procure the despatch of definitive certificates in respect of such shares as soon as reasonably practicable following Admission.

6.4	Subject to the allotment referred to in Clause 6.2 having taken place Investec shall, in full discharge of its obligations under this Clause, as soon as practicable, and in any event within two Business Days following Admission, transfer in cleared funds to the Company’s bank account (of which the relevant details shall be notified in writing by the Company to Investec) the aggregate proceeds of the Placing Shares received by Investec (less the sums specified in Clause 7.2).

6.5	The parties to this Agreement agree and acknowledge that the Placing Shares have not been and will not be registered under the US Securities Act, and may not be offered or sold within the US or to, or for the account or benefit of, US Persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the US Securities Act. It is acknowledged that the Placing Letters will contain a confirmation from Placees (and share certificates for the Placing Shares will bear a legend to the similar effect) to the following effect:

“THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE COMMON SHARES OF THE COMPANY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
6.6	Each of the parties hereby warrants, acknowledges and agrees to and with the other party that it, any Distributor engaged by it, any affiliate of it or a Distributor engaged by it, or any person acting on behalf of the foregoing:
(a)	has not engaged and will not engage in any directed selling efforts (within the meaning of Regulation S) in connection with the Placing;

(b)	will offer or sell the Placing Shares only in offshore transactions to non-US persons (terms used in this paragraph (b) being used as used in Regulation S); and

(c)	has not offered or sold and will not offer or sell any of the Placing Shares in the United States by any form of general solicitation or general advertising (within the meaning of Regulation D under the US Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the US Securities Act.
6.7	Investec, any Distributor engaged by Investec, any affiliate of Investec or a Distributor engaged by Investec, or any person acting on behalf of the foregoing further undertakes and agrees with respect to any solicitations of offers for and offers and sales of the Placing Shares that:
(a)	except pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act, it will not offer, sell or deliver any Placing Shares until six-months provided the Company is a Reporting Issuer, or otherwise until one-year, after the later of (1) the time when the Placing Shares are first offered to persons other than distributors in reliance upon Regulation S or (2) the date of closing the Placing, within the United States or to, or for the account or benefit of, a US Person; and

(b)	until six-months provided the Company is a Reporting Issuer, or otherwise until one-year, after the later of the commencement and the date of closing of the offering, it will not engage in hedging transactions with regard to the Placing Shares unless in compliance with the Securities Act.
6.8	In exercising its authority to procure Placees for the Placing Shares, Investec confirms to the Company that it has complied, and will comply, with all applicable provisions of the AIM Rules and, where applicable, FSMA and that it has not sought and will not seek to procure any person as a subscriber for the Placing Shares in contravention by Investec of section 21(1) FSMA or the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances which would require the production of an approved prospectus pursuant to section 85 FSMA or any equivalent law or regulation in any other relevant jurisdiction and that it will comply with all relevant overseas securities laws.

6.9	The Company undertakes that following Admission it will not register any transfer of Placing Shares in the register of stockholders of the Company not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act or pursuant to an available exemption from the registration requirements under the US Securities Act.

6.10	Investec has effected the Placing by sending Placing Letters to all Placees which have been completed and counter-signed by such Placees by way of confirmation of the commitments of such Placees to subscribe for Placing Shares on the basis set out therein. Investec undertakes to use all reasonable endeavours to enforce the terms of the Placing Letter with each Placee.

7.	Commissions, Fees, Costs and Expenses

7.1	In consideration of Investec’s agreement to use its reasonable endeavours to procure subscribers for the Placing Shares and Investec’s services in connection with the Placing and Admission the Company shall pay to Investec conditional upon Admission:
(a)	a commission of 7% (seven per cent) on the aggregate value at the Placing Price of the Placing Shares; and

(b)	a commission of 7 per cent. (seven per cent.) on the aggregate value at the price of US$1 per Common Share of the 1,500,000 new Common Shares to be issued to a fund managed by Sustainability Asset Management (or its affiliates) pursuant to the US Placing.
7.2	The Company authorises the deduction of the commission provided in Clause 7.1 and the expenses provided in Clause 7.3 including in each case any applicable VAT thereon together with any sums payable under Clause 7.4 from the sums otherwise payable to the Company pursuant to Clause 6.4.
7.3	In addition to the commission referred to in this Clause 7, the Company shall pay or bear all costs, charges and expenses properly and reasonably incurred and arising out of, or incidental to, the Placing and Admission and the arrangements referred to or contemplated in this Agreement, including (but without limitation) (i) all expenses of Investec (ii) the fees and expenses of the Company’s and Investec’s legal advisers and any other professional adviser (iii) all fees and expenses payable in connection with the Placing and Admission (iv) the expenses of the Registrars and (v) printing and advertising expenses and postage, subject in all cases to Investec having received the Company’s prior written consent to incurring aggregate expenses in excess of £20,000 (excluding any applicable VAT). The Company shall forthwith upon request by Investec reimburse to Investec the amount of any such costs, charges and expenses which Investec may have paid.

7.4	Where, pursuant to Clauses 7.1 or 7.3 a sum is payable to Investec by the Company, the Company shall in addition pay to Investec in respect of VAT:
(a)	where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of goods or services by Investec to the Company, including (without limitation) a payment that constitutes (in whole or in part) the reimbursement of a cost, charge or expense falling within sub-paragraph 7.4(b), such amount as equals any VAT chargeable on any such supply; and

(b)	(except where the payment falls within sub-paragraph 7.4(c)) such amount as equals any VAT charged to or incurred by Investec in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which Investec certifies is not recoverable by Investec by repayment or credit (such certificate to be conclusive in the absence of manifest error); and

(c)	where the payment is in respect of costs, charges or expenses incurred by Investec as agent for the Company such amount as equals the amount included in the costs, charges or expenses in respect of VAT.
8. Warranties

8.1	The Company hereby warrants to Investec as at the date hereof and at all times during the period up to and including Admission as if repeated by reference to the facts and circumstances existing at all such times in the terms set out in Schedule 2 hereto. The Parties acknowledge that to the extent that any of the Warranties relate to the Circular, such Warranties shall only be given from the date upon which the Circular is posted to the Company’s shareholders.

8.2	The Company hereby undertakes to Investec to disclose to Investec in writing if it becomes aware prior to Admission of any fact or circumstance which constitutes a breach of Warranty or would constitute a breach of warranty if such Warranty were repeated immediately prior to Admission becoming effective, forthwith upon becoming aware of the same.

8.3	If, at any time prior to Admission, Investec receives notification pursuant to Clause 8.2 or otherwise becomes aware of any breach of the Warranties which, in the reasonable opinion of Investec, is material in the context of the Admission, Investec may (without prejudice to its right to terminate its obligations under this Agreement pursuant to Clause 11) require the Company at its expense to make or cause to be made such announcement and/or despatch such communication as Investec shall, after consultation with the Company, reasonably consider necessary.

8.4	Where any Warranty contained in this Agreement is expressed to be qualified by reference to the awareness and/or knowledge and/or information and/or belief of any person or words to similar effect, such representation, warranty or undertaking shall be deemed to include a statement to the effect that it has been made after the making of, or after being satisfied that there have been made by others duly qualified to do so, reasonable enquiries and there having been made all such investigations as could reasonably be expected to be made or considered in the context of the Placing and Admission.

9.	Indemnities

9.1	No claim shall be made by the Company against Investec, or any subsidiary undertaking or holding company of Investec or any of their respective directors, officers, or employees (each, together with Investec, for the purposes of this Clause 9 an Indemnified Person) to recover any loss, damage, cost, charge or expense which the Company may suffer or incur by reason of or arising out of the carrying out by Investec, or on its behalf, of its obligations and services under and in accordance with this Agreement except to the extent that such loss, damage, cost, charge or expense arises as a result of: (i) the fraud, bad faith, negligence or wilful default of an Indemnified Person; or (ii) from a material breach of the terms of this Agreement by Investec; or (iii) from a contravention by an Indemnified Person of the regulatory system (as defined in the handbook and rules of the Financial Services Authority) or breach or contravention of the provisions of the FSMA or the AIM Rules; or (iv) is of such a nature that liability may not be excluded pursuant to the FSMA.

9.2	Without prejudice to the rights of Investec as agent of the Company under the general law, the Company hereby undertakes to Investec (for itself and as a trustee (but on terms that it shall be entitled in its own discretion to waive any entitlement hereunder (or otherwise make settlements with respect hereto) to such extent as it may think fit having regard to its own and any other interest it may determine) for each and every other Indemnified Person) to indemnify each Indemnified Person against all or any claims (whether or not successful, compromised or settled), actions, liabilities, demands, proceedings or judgements brought or established against any Indemnified Person in any jurisdiction by any subscriber or purchaser of the Placing Shares pursuant to the Placing or by any subsequent purchaser or transferee of Placing Shares or by any governmental agency or regulatory body or any other person whatsoever and against all losses, costs, charges, expenses (including legal fees reasonably incurred) or taxes (including, VAT, stamp duty and SDRT but excluding corporation tax on normal trading profits) which any Indemnified Person may suffer or incur (including, but not limited to, all such losses, costs, charges, reasonable expenses or taxes suffered or incurred in disputing any claim, action, liability, demand or proceedings aforesaid and/or in establishing its right to be indemnified pursuant to this Clause 9.2) and which in any such case arises, directly or indirectly, out of or is attributable to or is in connection with:
(a)	the neglect or default of the Company; and/or

(b)	Investec acting as agent or adviser to the Company in connection with the Placing or Admission in accordance with the terms of this Agreement; and/or

(c)	any statement in the Circular or Presentation being or being alleged to be untrue, inaccurate, misleading or not based on reasonable grounds; and/or

(d)	any breach or alleged breach by the Company of any of its obligations hereunder or any breach or alleged breach by the Company of the Warranties; and/or

(e)	the issue or approval by Investec for the purpose of Section 21 of the FSMA of any financial promotion in connection with the Placing and Admission; and/or

(f)	any failure or alleged failure by the Company or any of the Directors or their agents, employees or professional advisers to comply with the FSMA, the AIM Rules, the NYSE AMEX Rules, the SEC Regulations, the Rules of the London Stock Exchange or any other requirements of statute or statutory regulation in any jurisdiction in relation to the Placing or Admission;

unless and to the extent that any of them arises as a result of: (i) the fraud, bad faith, negligence or wilful default of an Indemnified Person; or (ii) from a material breach of the terms of this Agreement by Investec; or (iii) from a contravention by an Indemnified Person of the regulatory system (as defined in the handbook and rules of the Financial Services Authority) or breach or contravention of the provisions of the FSMA or the AIM Rules; or (iv) is of such a nature that liability may not be excluded pursuant to the FSMA.

9.3	For the avoidance of doubt, the indemnity pursuant to Clause 9.2 shall not relate to any loss, cost, charge, expense or tax which any Indemnified Person may suffer or incur, arising directly or indirectly out of, or is attributable to or is in connection with, the subscription for Placing Shares by Investec pursuant to Clause 6.1 or the acquisition or disposal by any Indemnified Person of any Common Shares.

9.4	If Investec becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 9, Investec shall promptly notify the Company thereof and shall thereafter (subject to the Indemnified Person being indemnified and secured to their reasonable satisfaction by the Company against all costs, charges, damages and expenses the Indemnified Person may suffer or incur as a result of so doing), subject to the requirements (if any) of the Indemnified Person’s insurers, consult with the Company regarding the Indemnified Person’s conduct of the Claim and shall provide the Company with such information and copies of such documents relating to the claim as the Company may reasonably require provided that the Indemnified Person shall not be under any obligation to take into account any requirements of the Company in connection with such conduct nor to provide the Company with a copy of any document which is, or in the reasonable opinion of the Indemnified Person’s advisers, is likely to be privileged in the context of the claim.

9.5	If the Company becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 9 or any matter which may give rise to a claim the Company shall notify Investec and shall provide the Indemnified Person with such information and copies of such documents relating to the claim as they may reasonably require provided that the Company shall not be required to do so to the extent that:-
(a)	the Company in good faith considers a relevant document to be subject to a bona fide duty of confidentiality owed by it to a third party or to be privileged in the context of any litigation by the Company against the Indemnified Person (or vice versa) connected with the claim; or

(b)	it would prejudice any insurance cover to which the Company may from time to time be entitled.
9.6	The Company agrees that it will not without the prior written consent of Investec settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim in respect of which indemnification may be sought by any Indemnified Person under this Clause 9 (whether or not the Indemnified Person is an actual or potential party to such claim) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim.

9.7	Investec may defend, compromise, settle or deal with any claim made or threatened within the scope of the indemnity set out in this Clause 9 as it sees fit (having considered the Company’s reasonable requests).

10.	Warranties and Indemnities: General Provisions

10.1	Each of the Warranties and each of the indemnities set out or referred to in this Agreement shall remain in full force and effect notwithstanding Admission. For the avoidance of doubt, this Clause 10.1 shall be without prejudice to the time limits expressly set out in this Agreement.

10.2	The indemnities set out or referred to in this Agreement shall be in addition to and shall not be construed to limit, affect or prejudice any other right or remedy available to any Indemnified Person.

10.3	No neglect, delay or indulgence on the part of Investec in enforcing the Warranties or the indemnities set out or referred to in this Agreement or in enforcing any other term or condition of this Agreement shall be construed as a waiver thereof.

11.	Termination

11.1	If at any time before Admission:
(a)	the Company fails, in any material respect, to comply with any of its obligations under this Agreement; or

(b)	it comes to the notice of Investec that any statement contained in the Circular or the Presentation has become untrue, incorrect or misleading in any respect which Investec considers in good faith to be material in the context of the Placing or that any matter which Investec considers to be material in the context of the Placing has arisen which would, if the Placing were made at that time, constitute a material omission therefrom; or

(c)	in the reasonable opinion of Investec any of the Warranties was not at the date of this Agreement true and accurate in any material respect in the context of the Placing by reference to the facts subsisting at the time when the notice referred to below is given; or

(d)	in the reasonable opinion of Investec any of the Warranties by reference to the circumstances prevailing from time to time has ceased to be true and accurate in any material respect in the context of the Placing by reference to the facts subsisting at the time when the notice referred to below is given.

Investec may in its absolute discretion by notice in writing to the Company prior to Admission terminate its obligations under this Agreement (save to the extent specified in Clause 13).

11.2	If prior to Admission there happens, develops or comes into effect:
(a)	a general moratorium on commercial banking activities in London declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United Kingdom or the US; or

(b)	the outbreak or escalation of hostilities or acts of terrorism involving the United Kingdom or the US or the declaration by the United Kingdom or the US of a national emergency or war; or

(c)	any other occurrence of any kind which (by itself or together with any other such occurrence) in Investec’s reasonable opinion is likely to materially and adversely affect the market’s position or prospects of the Group taken as a whole; or

(d)	any other crisis of international or national effect or any change in any currency exchange rates or controls or in any financial, political, economic or market conditions which, in any such case, in Investec’s reasonable opinion is materially adverse to the success of the Placing and Admission and distribution of the Placing Shares. Then in any such case Investec may, after having to the extent practicable in the circumstances consulted with the Company, give notice in writing to the Company prior to Admission to rescind this Agreement without incurring any liability to the other parties to this Agreement or any of them.

12.	Continuing Obligations

12.1	The Company undertakes to Investec that except for the release of the Press Announcements in the agreed form or as may be expressly required by the London Stock Exchange or any applicable laws whether of England or elsewhere, or the rules of any other regulatory body having jurisdiction, neither it nor any of its subsidiaries nor any person on its or their behalf will at any time prior to Admission make any public announcement, public statement or public communication regarding the Company or any subsidiary or associate of the Company, whether in response to enquiries or otherwise, without the prior written consent of Investec, such consent not to be unreasonably withheld or delayed. Any announcement, statement or communication which prior to Admission the Company is required to make by the London Stock Exchange or any other regulatory authority or under any applicable laws or by any provision of this Agreement shall not be released unless the contents and manner of making thereof have first been approved by Investec, such approval not to be unreasonably withheld or delayed. Any such consent or approval shall not constitute a waiver of a breach of any of the Warranties unless expressed to do so.
12.2	The Company undertakes that it shall not issue any Common Shares or warrants or options to subscribe for Common Shares or convertibles that carry a right to convert into Common Shares or any other class of equity share capital or other securities pursuant to any transaction to raise additional finance for the Company during the twelve month period following the date of Admission save with the prior written approval of Investec (such approval not to be unreasonably withheld or delayed). For the avoidance of doubt, no prior approval from Investec shall be required in relation to the awarding of equity related compensation by the Company to its Directors, employees or otherwise.

12.3	Pursuant to clause 2 of schedule 2 of the Nomad Agreement, Investec hereby consents to the Placing and the US Placing, including the allotment of up to 11 million Common Shares in aggregate under the Placing and the US Placing. For the avoidance of doubt, the proceeds of the Placing and the US Placing shall not be aggregated with any subsequent placing within 12 months after the date of the Placing and the US Placing for the purpose of calculating whether the 10 per cent. threshold referred to in clause 2 of schedule 2 of the Nomad Agreement has been exceeded.

13.	Effect of Termination

If the obligations of Investec under this Agreement (save to the extent specified in this Clause 13) shall be terminated or rescinded pursuant to Clause 11, no party shall have any claim against any other party hereto for compensation, costs, damages or otherwise, save that the provisions of Clauses 1, 7.3, 7.4, 9, 10, 16, 17, 18, 19, 20 and 21 shall continue to apply notwithstanding such termination and Clause 12.1 shall continue to apply for a period of 30 days from the date of such termination insofar as any public announcement, statement or communication refers to Investec.

14.	Withholding and Grossing-Up

14.1	All sums payable to Investec under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as shall be required to ensure that the net amount received by Investec will equal the full amount which would have been received by it had no such deduction or withholding been made.

14.2	If HM Revenue & Customs or any other tax authority brings into charge to tax (or into any computation of income, profit or gains for the purposes of any charge to tax) any sum payable to Investec under this Agreement (other than the fees and commissions due under Clause 7.1), then the person liable to make such payment shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable thereon (or that would be so chargeable but for the availability of relief in respect of that charge to tax), is equal to the amount that would otherwise be payable to Investec under this Agreement (additional payments being made on demand of Investec).
14.3	If, on payment of an additional amount to Investec under Clause 14.1 or 14.2 Investec determines that it has received or been granted (and has derived full use and benefit from) a credit against, relief or remission for, or repayment of, any tax in respect of or calculated with reference to the additional amount paid, Investec shall, to the extent that it can do so without prejudice to the retention of such credit, relief, remission or repayment, pay to the Company such amount as Investec shall, acting reasonably, determine to be the proportion of such credit, relief, remission or repayment as will leave Investec after such payment in the same after tax position it would have been in (after taking into account all reasonable expenses incurred in determining or, if necessary, claiming the appropriate credit, relief, remission or repayment) if no additional amount has been required to be paid. Provided always that:
(a)	Investec’s determination of any amount payable under this Clause 14.3 and the date by which it shall be paid shall be final and binding (subject to Investec’s right to adjust the amount determined should the initial determination prove to be correct);

(b)	Investec shall have absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and generally as to the conduct of its tax affairs; and

(c)	Investec shall not be obliged to disclose any information regarding its tax affairs or tax computations.
15.	Time of Essence

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the parties hereto but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

16.	Assignment

The benefit of this Agreement may not be assigned or charged by the Company or any of the Warrantors without the prior written consent of Investec but subject thereto this Agreement shall be binding upon and ensure for the benefit of the respective executors, administrators, heirs, successors and assignees of the parties.

17.	Variations

No purported variation of this Agreement shall be effective unless made in writing and signed by each of the parties to this Agreement.

18.	Partial Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be affected or impaired in any way.

19.	Counterparts

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument.

20.	Governing Law

20.1	The construction, validity and performance of this Agreement shall be governed by English Law and the parties irrevocably submit to the non-exclusive jurisdiction of the Courts of England.

20.2	The Company hereby irrevocably appoints the Company’s Solicitors as its agent to receive on its behalf service of proceedings issued out of the English Courts in any action or proceedings arising out of or in connection with this Agreement. The Company warrants that the Company’s Solicitors have agreed to act as its agent as aforesaid and agrees that failure by such agent to notify the Company of such service shall not adversely affect the validity of such service or any judgement based on it. Such service shall become effective seven (7) days after despatch. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

21.	General

21.1	This Agreement constitutes the entire agreement between the parties in relation to the Placing and except to the extent repeated in this Agreement or in the case of any fraud supersedes and extinguishes all previous drafts, agreements, arrangements, undertakings, representations, warranties or proposals (whether written or oral).

21.2	All payments provided for in this Agreement shall be made in pounds sterling.

21.3	The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and unless specifically herein provided no person other than the partner to this Agreement shall have any rights under it nor shall it be enforceable by any person other than the parties to it.

22.	Notices

22.1	Any notices or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered:

in the case of the Company to:

Address:	1560 West 190th Street
Torrance
California 90501
USA

Fax:	001 310 527 7888

Attention:	Mike Staran

if to Investec:

Address:	2 Gresham Street
London
EC2V 7QP

Fax:	020 7597 5120

Attention:	James Grace
22.2	Any such notice shall be delivered by hand or sent by fax transmission or overnight courier delivery and if delivered by fax shall conclusively be deemed to have been given or served at the time of printout of a transmission report showing that the correct number of pages has been sent without error and if sent by overnight courier delivery shall conclusively be deemed to have been received on the next Business Day in the UK or USA (as the case may be) following the day of despatch.
IN WITNESS whereof this Agreement has been executed the day and year first above written.

Schedule 1
Documents to be delivered
Document
1.	one certified copy of the Press Announcement;

2.	one certified copy of the Presentation;

3.	one certified copy of the Circular;

4.	one certified copy of the Verification Notes signed by or on behalf of the Company with copies of such annexures thereto or material referred to therein as Investec may reasonably require;

5.	one certified copy of the Minutes of the Meeting of the Directors, or a duly authorised Committee thereof, in agreed form approving and authorising, inter alia, the signing of the AIM application form in respect of the Placing Shares and the execution of this Agreement by the Company; and

6.	the AIM application form signed on behalf of the Company.

Schedule 2
The Warranties
1.	Circular, Presentation and Press Announcement

1.1	All statements of fact contained in the Circular, Presentation and the Press Announcement are true and accurate in all material respects and are not misleading in any material respect.

1.2	All expressions of opinion, intention or expectation contained in the Circular, Presentation and the Press Announcement are honestly given, expressed or held and have been the subject of due care and attention and are fairly based upon facts within the knowledge of the Company or any of the Directors and are made on reasonable grounds after due and proper consideration.

1.3	There are no facts known to the Company (having made reasonable enquiry) which are not disclosed in the Circular or the Press Announcement which by their omission would or might reasonably be considered to:
(a)	materially affect the import of the information contained therein; or

(b)	make any statement therein (whether of fact or opinion) false or misleading in any material respect; or

(c)	materially invalidate or qualify any assumption made in support of any statement therein (whether of fact or opinion).
1.4	The issue of the Placing Shares will insofar as applicable comply with the requirements of the AIM Rules, the PD Regulation, the FSMA, the California Corporations Code, SEC Regulations, the NYSE AMEX Rules and all other applicable laws, rules and regulations.
2. Financial Statements
2.1	The audited balance sheet, profit and loss account and statement of cash flows of the Company together with the notes, directors’ report and auditors’ certificate thereon as at and in respect of the accounting reference periods ended on 31 December for the three years ended 31 December 2008 (“the Financial Statements”):
(a)	have been prepared in accordance with all relevant Statements of Standard Accounting Practice, International Accounting Standards and generally accepted accountancy principles and the California Corporations Code and, either make proper provision for or, where appropriate, include a note in accordance with good accounting practice in respect of all liabilities, whether actual, deferred, contingent or disputed including (i) financial lease commitments and pension liabilities; (ii) all capital commitments, whether actual or contingent, of the relevant company as at the relevant date; and (iii) all liabilities, whether actual, deferred, contingent or disputed of the relevant company for tax measured by reference to income, profits or gains, earned, accrued or received during the relevant financial period or arising in respect of an event occurring or deemed to occur during the financial period; and

(b)	give a true and fair view of the state of affairs of the Company as at the end of each such period and of the loss for each such period.
2.2	The unaudited quarterly results of the Company for each of the three month periods ended 31 March 2009, 30 June 2009 and 30 September 2009 save for the fact that they are or will be, in the case of the period ended 30 September 2009, unaudited, have been or will be prepared on bases and in accordance with policies consistent with those adopted in preparing the Financial Statements.
3. Current Financial Period
Since 31 December 2008, save as publicly announced through the Regulatory Information Service:
(a)	each member of the Group has carried on its respective businesses in the ordinary and usual course;

(b)	there has been no material depletion in the net assets of the Group and there has been no material adverse change in the financial or trading position or prospects of the Group that does not accord with the usual annual pattern of trading;

(c)	no member of the Group has entered into any contract or commitment of a long term or unusual nature or which involves an obligation of a material nature or magnitude otherwise than in the ordinary and usual course which is material for disclosure;

(d)	no member of the Group has, other than in the normal course of business, acquired or disposed of or agreed to acquire or to dispose of any business, company or asset which is material for disclosure;

(e)	no dividends or other distributions have been declared, made or paid by any member of the Group; and

(f)	no member of the Group has incurred any material liability for taxation otherwise than in the ordinary course of business.
4.	Working Capital

The cash flow and working capital projections which form the basis of the working capital forecast document in the agreed form have been properly and carefully compiled by the Company on the basis of the assumptions set out in the projections (and no other material assumptions) and such assumptions are fair and reasonable and there are no facts known to the Company which have not been taken into account in the preparation of such projections and which could reasonably be expected to have a material effect thereon.

5.	Events of Default — Indebtedness

No circumstances have arisen or, to the best of the knowledge, information and belief of the Company, are reasonably foreseeable by reason of any default by the Company or any other member of the Group such that any person is, or will, or would with the giving of notice and/or lapse of time and/or the satisfaction of any other condition become, entitled to require payment before its stated maturity of, or security for, any indebtedness in respect of borrowed money of the Company or any other member of the Group which has not been satisfied in full and, to the best of the knowledge, information and belief of the Company no person to whom any material indebtedness for borrowed money of the Company or any other member of the Group which is payable on demand is owed presently proposes to demand payment of, or security for, the same, and no overdraft facility of the Company or any other member of the Group has been or is reasonably foreseen to be about to be, withdrawn.

6.	Events of Default — General

No event has occurred or is subsisting or, to the best of the knowledge, information and belief of the Company is reasonably foreseeable which constitutes or results in or would with the giving of notice and/or lapse of time and/or the satisfaction of any other condition constitute or result in a default or the acceleration of any obligation of any member of the Group under any agreement, instrument or arrangement to which any member of the Group is a party or by which they or any of their properties, revenues or assets are bound and which would in any such case have a material adverse effect on the businesses, assets or prospects of the Group taken as a whole.

7.	Insolvency

No member of the Group has taken any action nor, to the best of the knowledge, information and belief of the Company have any other steps been taken or legal proceedings started or threatened against any member of the Group for its administration, winding up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors or for the appointment of an administrative receiver, an administrator or a receiver, trustee or similar officer of it or any of their respective properties, revenues or assets nor have any orders been made for any of the foregoing.
8.	Licences and compliance with laws

8.1	Each member of the Group has obtained all licences, permissions, authorisations and consents required for the carrying on of its business and which are, alone or together with one or more other such licences, permissions, authorisations and consents, material and such licences, permissions, authorisations and consents are in full force and effect and there are no circumstances of which any of the Directors is aware which indicate that any of such licences, permissions, authorisations or consents may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part, in the ordinary course of events.

8.2	To the best of the knowledge, information and belief of the Company, each member of the Group has complied in all material respects with all legal requirements applicable to its business.

9.	Litigation

No member of the Group nor any Director, nor any person for whom any member of the Group is or may be vicariously liable, has any claim outstanding against them or is engaged in or has been engaged in any legal or arbitration or similar proceedings which, individually or collectively, are of material importance in relation to the Group and, so far as the Company is aware, no such legal or arbitration or similar proceedings are threatened or pending nor, to the best of the knowledge, information and belief of the Company are circumstances reasonably foreseen which are likely to be about to give rise to any such legal or arbitration or similar proceedings; for this purpose “similar proceedings” includes any civil or criminal proceedings and any action by any governmental, public or regulatory authority (including any investment exchange and any authority or body which regulates investment business or takeovers or which is concerned with mergers or taxation matters) which did or could result in public censure.

10.	Shares

10.1	Save as previously announced to the Regulatory Information Service, there are in force no options or other agreements which call for the issue of or accord to any person the right to call for the issue of any shares or other securities in the capital of the Company or any of its subsidiaries now or at any time hereafter.

10.2	None of the shareholders of the Company has any rights, in their capacity as such, other than as set out in the restated Articles of Incorporation and By-laws of the Company.

10.3	The Placing Shares will, upon allotment be free from all claims, charges, liens, encumbrances and equities whatsoever and will rank pari passu in all respects with the existing Common Shares.

11.	Effect of the Placing on Group obligations

Neither the creation, allotment or issue of the Placing Shares nor the permission to trade therein on AIM nor the performance of this Agreement by the Company will, so far as the Directors are aware, infringe any powers or restrictions of, or the terms of any contract, indenture, security, obligation, commitment or arrangement binding upon the Company or any other member of the Group or any of their respective properties, revenues or assets or result in the implementation of any right of pre-emption or any other material provision thereof.

12.	Capacity

The Company has the power and has taken or will take all corporate action required to create, allot and issue the Placing Shares in the manner proposed and to enter into and perform this Agreement and all authorisations, approvals, consents and licences required for the allotment and issue of the Placing Shares and the entering into this Agreement by the Company have been obtained or will be obtained prior to Admission and will at all material times be and remain in full force and effect.

13.	Insurance

The businesses, undertaking and other assets of each member of the Group are insured to reasonably prudent levels having regard to the businesses carried on by the Company or any other member of the Group and against all risks against which the Company or any other member of the Group might reasonably be expected to insure in the particular circumstances of the businesses carried on by them and such insurances include all the insurances which the Company or any other member of the Group are required under the terms of any leases or any contracts to undertake and such insurances are in full force and effect and the Company is not aware of any circumstances which could render any of such insurances void or voidable and there is no material insurance claim made by or against any member of the Group, threatened, in writing or outstanding or, so far as the Company is aware, pending and all due premiums in respect thereof have been paid.

14.	Taxation

14.1	Any provision for taxation contained in the Financial Statements for the period ended 31 December 2008, is or was sufficient at the time of the signing of such accounts to cover all taxation of any nature and in any jurisdiction for which the Group is or was liable.

14.2	Since 31 December 2008 no member of the Group has incurred any liability for taxation which has arisen otherwise than in the ordinary course of normal trading.

14.3	No member of the Group has been party to any contract or arrangement the principal purpose of which or one of the principal purposes of which was an avoidance or reduction of taxation.

15.	Intellectual Property

15.1	The Group has all necessary intellectual property rights, licences and permits required from any third party to enable it to carry on its business in all material respects as presently carried on. So far as the Company is aware, no member of the Group presently carries on any act which infringes any third party’s rights which were it to be required to stop, would be material.

15.2	The Group has taken all steps reasonably necessary to protect all Intellectual Property Rights currently used by the Group which are, or could through registration or the taking of any other steps, become its property; and all agreements whereby the Group is authorised to use any such Intellectual Property Rights are in full force and effect nor, so far as the Company is aware, has there been any infringement by any member of the Group of Intellectual Property Rights held by third parties which would have a material adverse effect on the business, assets or prospects of the Group.

16.	Environmental Matters

Each company in the Group is and always has been in compliance in all material respects with all Environmental Laws and in particular has obtained and complied with the terms and conditions of all necessary permits and licences and other authorisations required in relation to the operations of its business and has filed all notifications that are required, and, so far as the Company is aware, there are in relation to each company in the Group no past or present events, conditions, circumstances, activities, practices or incidents which materially interfere with or prevent compliance with or which give rise to any liability under Environmental Laws or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigations relating to the environment or any breach of Environmental Laws, nor has any company in the Group been notified of any such liability or breach.

17.	Employment

17.1	No company in the Group is aware that (i) any executive, key employee or significant group of employees of the relevant company plans to terminate employment with the company; or (ii) any such executive or key employee is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement which would be violated by the present or proposed business activities of the relevant company.

17.2	There are no amounts owing or promised to any present or former director or employee of any company in the Group other than remuneration accrued due or for reimbursement of business expenses and no liability has been incurred by any company in the Group for breach of any contract of service, contract for services or consultancy agreement.

18.	Previous announcements and AIM Rule Compliance

18.1	Each statement of fact in the Financial Statements for the financial period ended 31 December 2008 or in any announcement made by or on behalf of the Company through the Regulatory Information Service since the date of publication of such Financial Statements (such Financial Statements and each such announcement being a “previous announcement”) was true and accurate and not misleading (by itself or in its context).

18.2	Each expression of opinion or intention or expectation in each previous announcement was made on reasonable grounds after due and careful enquiry and was truly and honestly held by the Directors and was fairly based There was no other fact known or which could on reasonable enquiry have been known to the Directors omitted to be disclosed in any previous announcement which, by such omission, would make any such statement or expression in any previous announcement misleading (by itself or in its context).

18.3	Each previous announcement complied in all respects with the AIM Rules (as in force at the relevant time) and FSMA.

18.4	Since the publication of the Financial Statements for the financial period ended 31 December 2008, the Company has notified the Regulatory Information Service of all information required to be notified by it in accordance with the AIM Rules (as in force at the relevant time).

18.5	The Company has complied and continues to comply in all respects with the AIM Rules.

19.	US Securities Legislation

19.1	None of the Company, its affiliates or any persons acting on its or their behalf have engaged or will engage in any ‘directed selling efforts’, as defined in Regulation S, with respect to the Placing Shares.

19.2	None of the Company, its affiliates or any persons acting on its or their behalf, directly or indirectly, (a) has made or will make offers or sales of any of the Placing Shares, (b) has solicited or will solicit offers to buy any of the Placing Shares or (c) otherwise has negotiated or will negotiate in respect of any of the Placing Shares, in any case, under circumstances that would require the registration of the Placing Shares under the US Securities Act.

19.3	The Company, its affiliates and any persons acting on its or their behalf have and will comply with the offering restrictions requirements of Regulation S.

19.4	The offering of the Placing Shares to Placees pursuant to the Placing in the manner contemplated in this Agreement will not cause the Company or any of the Directors to be in violation or breach of any provision of the US Securities Act or of the SEC Regulations or the NYSE AMEX Rules.

19.5	The Company has since the date of admission of its common shares to trading on NYSE AMEX complied in all respects with all disclosure and notification requirements under the NYSE AMEX Rules and under the Rules of the SEC.

19.6	The Company is a Reporting Issuer.

19.7	If it expects to cease its status as, or ceases to be, a Reporting Issuer within one-year after the later of the commencement and the date of closing of the Placing, the Company will notify Investec as soon as reasonably possible.

20.	Verification

All reasonable enquiries have been made to ascertain and verify the accuracy of all statements of fact and the reasonableness of all other statements contained in the Presentation and Placing Press Announcement and in particular the replies in the Verification Notes have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and the replies therein for which an officer or employee of the Group or an adviser to the Company is responsible have been provided with due care and attention.

21.	Purchase Agreements

21.1	The Purchase Agreements and the agreements referred to therein contain all the terms and conditions attaching to the subscription of the new Common Shares provided for therein, there are no other terms and conditions applicable to such subscription and all investors subscribing for new Common Shares pursuant thereto are subscribing on the terms set out in such agreements.

21.2	The Company is not in breach of any of the Purchase Agreements or any of the agreements referred to therein, in particular the representations and warranties of the Company contained in clause 4 of the Purchase Agreements, and the Company is not aware of any facts or circumstances likely to give rise to any breach of any of such agreements.

Schedule 3
The Certificate
Letterhead of Enova Systems, Inc.
Investec Bank (UK) Limited
2 Gresham Street
London
EC2V 7QP
Dear Sirs
Placing Agreement dated [ • ] 2009
We refer to the above Agreement. Words and expressions in the above Agreement have the same meanings herein. We hereby confirm to you that:
(a)	each of the conditions referred to in Clause 2.1 of the above Agreement (other than that in sub-clauses 2.1(e) and 2.1(g)) has been fulfilled in accordance with its terms; and

(b)	none of the Warranties was breached or untrue or inaccurate or misleading at the date of the said Agreement and there has been no change of circumstances such that if repeated at the date hereof by reference to the facts and circumstances subsisting at the date hereof any of such warranties would be breached or untrue or inaccurate or misleading.
Yours faithfully
Director
duly authorised for and on behalf of
Enova Systems Inc.

APPENDIX A
[Purchase Agreement]

SIGNED by /s/Jarett Fenton, Chief Financial Officer   )
for and on behalf of ENOVA SYSTEMS INC.)
in the presence of: /s/John Mullins, Chief Operating Officer      )
SIGNED by /s/James Grace      )
for and on behalf of INVESTEC BANK (UK))
LIMITED in the presence of: /s/Alex Thomas      )